                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

Kentucky National Bancorp, Inc.

                                                              STATE OR OTHER
                                                              JURISDICTION OF           PERCENTAGE
SUBSIDIARIES                                                  INCORPORATION             OWNERSHIP
------------                                                  --------------            ----------

Kentucky National Bank                                        United States                 100%